UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

IRIDIUM COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	26-1344998 (I.R.S. Employer Identification no.)
1750 Tysons Boulevard, Suite 1400 McLean, VA (703) 287-7400 (Address of principal executive offices)	22102 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
6.75% Series B Cumulative Perpetual Convertible Preferred Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which the form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

This Amendment No. 1 relates to the Registration Statement on Form 8-A of Iridium Communications Inc. (the “Company”), which was filed with the Securities and Exchange Commission on May 14, 2014 (the “Registration Statement”).  The Registration Statement relates to the registration of the 6.75% series B cumulative perpetual convertible preferred stock of the Company pursuant to Section 12(b) of the Securities Exchange Act of 1934.

The Company is filing this Amendment No. 1 to the Registration Statement to amend the exchange listed under “Name of each exchange on which each class is to be registered” on the cover page of the Registration Statement to read in its entirety “The NASDAQ Stock Market LLC.” All other items remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.
Date: May 16, 2014	By:	/s/ Thomas J. Fitzpatrick
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer